UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: August 7, 2006
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive
Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
On August 7, 2006, the Company entered into and consummated an Asset Purchase Agreement (the “Purchase Agreement”) with General Electric Company, a New York corporation (“GE”), pursuant to which the Company purchased the business and certain assets related to the medium voltage switchgear and circuit breaker business of the GE Consumer & Industrial component of GE located at its West Burlington, Iowa facility (the “Business”). The Company paid $32 million for the Business, which is payable in five installments due every 10 months over a period of 40 months following closing, with the first payment of $8.5 million having been delivered at closing. The remaining payments are $5.5 million, $6.25 million, $6.25 million and $5.5 million, respectively. GE provided the Company with typical representations and warranties in connection with the Purchase Agreement. The Company has the option to purchase additional equipment at a future date and is required to purchase the inventory of the Business for an additional consideration after completion of the transition of the Business to a facility of the Company’s in Houston, Texas. The Purchase Agreement is filed with certain confidential portions redacted as Exhibit 2.1 to this Form 8-K.
In connection with the Purchase Agreement described above, the Company entered into the Powell Supply Agreement (the “Powell Agreement” and together with the Purchase Agreement, the “Transaction Agreements”) with GE on August 7, 2006. The Powell Agreement is a 15 year supply agreement, with successive three-year renewals unless otherwise determined by either party, pursuant to which GE will purchase from the Company, subject to limited conditions for exceptions, all of its requirements for medium voltage switchgear and circuit breakers and other related equipment and components. In conjunction with the Purchase Agreement and the Powell Agreement, the Company has agreed to purchase certain of its requirements for components from GE and GE has agreed to provide services related to the transitioning of the Business from West Burlington, Iowa to the Company’s Houston, Texas facility. The Powell Agreement is filed with certain confidential portions redacted as Exhibit 10.1 to this Form 8-K.
The Company entered into a seven year lease for additional space in Houston, Texas in connection with the transactions contemplated by the Transaction Agreements with two successive five-year options to renew. This space is located on Kurland Road in Houston, Texas and increases the Company’s leased space in Houston by approximately 140,000 square feet. The lease will cost approximately $34,000 per month. The lease agreement is filed as Exhibit 10.2 to this Form 8-K.
Finally, in order to partially finance the acquisition of the Business, the cost of transitioning the Business to Houston, Texas and the added costs to operate the Business, the Company amended its exiting credit agreement with Bank of America, N.A. as administrative agent and with certain other financial institutions to increase its revolving line of credit by $20 million to $42 million. This line of credit expires on December 31, 2010. Except for the increase, no other significant terms of the facility as described in our Form 10-K for the fiscal year ended October 31, 2005 were amended. The amendment is filed as Exhibit 10.3 to this Form 8-K.
Item 2.01 — Completion of Acquisition or Disposition of Assets
The description of the Purchase Agreement set forth in Item 1.01 above is hereby incorporated into this Item 2.01 by reference.

Item 8.01 —Other Information
Non-GAAP Financial Measures
The following table represents a reconciliation of the expected incremental EBITDA to the Company anticipated to be derived after the integration by the Company from the Business acquired under the Purchase Agreement.

	Projected Annualized
	EBITDA
	(In millions)
	Low	High
	Case	Case
Income from business acquired before income taxes	$3.2	$4.2
Interest expense	1.8	1.8
Depreciation and amortization	2.0	2.0
Expected EBITDA	$7.0	$8.0
The preceding table presents a reconciliation of EBITDA expected to be derived by the Company to income from business acquired before income taxes from the business purchased today after the integration of this transaction. EBITDA represents net income before income taxes, interest, and depreciation and amortization. Other companies may define EBITDA differently. EBITDA should not be considered an alternative to income from operations, net income or cash flows. Expected EBITDA represents projected net income before income taxes, interest and depreciation and amortization attributable to the Business purchased today. Expected EBITDA is presented as a supplemental financial measure management considers useful in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt services, capital expenditure and working capital requirements.
EBITDA is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendation of companies. EBITDA is also a financial measure that will be reported to our lenders pursuant to our credit agreement and is used in our financial covenants. The Company also believes the disclosure of EBITDA will help investors meaningfully evaluate and compare its cash flow generating capacity from quarter to quarter and year to year. EBITDA is also one of the financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) to compare to the EBITDA of other companies when evaluating potential acquisitions; and (iii) to assess the Company’s ability to service existing fixed charges and incur additional indebtedness. Although management has not historically reported EBITDA, expected EBITDA was calculated in connection with the purchase concluded today as part of our evaluation of the purchased business.

Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
2.1*	Asset Purchase Agreement between the Company and General Electric Company dated August 7, 2006.
10.1*	Powell Supply Agreement between the Company and General Electric Company dated August 7, 2006.
10.2	Lease Agreement between the Company and C&L Partnership, Ltd. dated April 19, 2006.
10.3	Third Amendment to Credit Agreement with Bank of America, N.A. dated August 4, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such omitted portions have been filed separately with the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: August 9, 2006	By:	/s/ DON R. MADISON
Don R. Madison
Vice President Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit
Number	Description
2.1*	Asset Purchase Agreement between the Company and General Electric Company dated August 7, 2006.
10.1*	Powell Supply Agreement between the Company and General Electric Company dated August 7, 2006.
10.2	Lease Agreement between the Company and C&L Partnership, Ltd. dated April 19, 2006.
10.3	Third Amendment to Credit Agreement with Bank of America, N.A. dated August 4, 2006.

*	Portions of this exhibit have been omitted based on a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934. Such omitted portions have been filed separately with the Commission.